Exhibit 99.3

FORTIVE CORPORATION

Offer to Exchange

All Shares of Common Stock of

STEVENS HOLDING COMPANY, INC.

which are owned by Fortive Corporation and

will be converted into the right to receive Shares of Common Stock of Altra Industrial Motion Corp. for

Shares of Common Stock of Fortive Corporation

Pursuant to the Prospectus, dated                , 2018

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, ON                , 2018, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF FORTIVE COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated                , 2018 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of Fortive Corporation (“Fortive”) common stock, par value $0.01 per share (“Fortive common stock”), which collectively constitute the offer by Fortive to exchange all shares of common stock (“Newco common stock”) of Stevens Holding Company, Inc. (“Newco”) that are owned by Fortive. Following the consummation of the exchange offer, McHale Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Altra Industrial Motion Corp. (“Altra”), will be merged with and into Newco, whereby the separate corporate existence of Merger Sub will cease and Newco will continue as the surviving company (the “Merger”). In the Merger, each outstanding share of Newco common stock (except for shares of Newco common stock held by Fortive, Newco, Altra or Merger Sub) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of Altra (“Altra common stock”) equal to (x) 35 million shares of Altra common stock divided by (y) the aggregate number of shares of Newco common stock issued and outstanding as of immediately prior to the effective time of the Merger. In addition, Newco will authorize the issuance of a number of shares of Newco common stock such that the total number of shares of Newco common stock outstanding immediately prior to the Merger will be that number that results in the exchange ratio in the Merger equaling one. As a result, each share of Newco common stock (except for shares of Newco common stock held by Fortive, Newco, Altra or Merger Sub) will be converted into one share of Altra common stock in the Merger. Capitalized terms used but not defined herein will have the meanings ascribed to them in Prospectus.

We are the holder of record (directly or indirectly) of shares of Fortive common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Fortive common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Fortive common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. Fortive is offering to exchange all shares of Newco common stock that are owned by Fortive for shares of Fortive common stock that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. For each $100 of Fortive common stock accepted in the exchange offer, you will receive approximately $                 of shares Newco common stock, subject to a limit of            shares of Newco common stock per share of Fortive common stock. See the section in the Prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $             OF SHARES OF NEWCO COMMON STOCK FOR EACH $100 OF FORTIVE COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

The value of Fortive common stock and Newco common stock will be determined by Fortive by reference to the simple arithmetic average of the daily volume-weighted average prices on each of the Valuation Dates (as defined in the Prospectus), of Fortive common stock on the New York Stock Exchange and Altra common stock on the NASDAQ Global Market on each of the last three full trading days of the exchange offer period ending on the last full trading day prior to the expiration of the exchange offer, as it may be voluntarily extended, but not including the last two trading days that are part of any Mandatory Extension (as defined in the Prospectus).

2. Fortive’s obligation to exchange shares of Newco common stock for shares of Fortive common stock is subject to certain conditions, as described in the Prospectus, which you should review in detail.

3. Shares of Fortive common stock validly tendered pursuant to this exchange offer may be withdrawn at any time before 8:00 a.m., New York City time, on the expiration date of the exchange offer and, unless Fortive has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Fortive accepts Fortive common stock pursuant to this exchange offer, your tender is irrevocable.

4. Tendering stockholders who fail to complete and sign the IRS Form W-9 included in the Letter of Transmittal or submit the applicable complete IRS Form W-8, as applicable, may be subject to U.S. federal backup withholding applicable to the gross proceeds payable to such stockholders or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Fortive common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Fortive common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of Fortive common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 8:00 a.m., New York City time, on             , 2018, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

FORTIVE CORPORATION

Offer to Exchange

All Shares of Common Stock of

STEVENS HOLDING COMPANY, INC.

which are owned by Fortive Corporation and

will be converted into Shares of Common Stock of Altra Industrial Motion Corp. for

Common Stock of Fortive Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated                 , 2018 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Fortive Corporation (“Fortive”) to exchange all shares of common stock (“Newco common stock”) of Stevens Holding Company, Inc. that are owned by Fortive and will be converted into shares of Altra Industrial Motion Corp. (“Altra”) common stock, par value $0.001 per share, for shares of Fortive common stock, par value $0.01 per share (“Fortive common stock”).

This instructs you to tender the number of shares of Fortive common stock indicated below (or if no number is indicated below, all shares of Fortive common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:	SIGN HERE:

Shares of Fortive common stock to be tendered:	Signature(s):

Name(s):

ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of Fortive common stock and am tendering all my shares of Fortive common stock.

Dated:	Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s), as applicable:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE OFFER AGENT, THE TRANSFER AGENT, THE INFORMATION AGENT, STEVENS HOLDING COMPANY, INC., FORTIVE CORPORATION OR ALTRA INDUSTRIAL MOTION CORP.

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